EX-10.5
                  EMPLOYMENT SEPARATION AND RELEASE AGREEMENT

         This Employment Separation and Release Agreement (the "Agreement") is made and entered into as of July 15, 2004 by and between Hemobiotech Inc., a Delaware corporation (the "Company" or the "Employer"), and Ghassan I. Nino ("Nino" or the "Employee").

                                   WITNESSETH

         WHEREAS, Nino serves as Vice Chairman and part-time Chief Financial Officer of the Company and as a member of the Company's Board of Directors (the "Board");

         WHEREAS, during his tenure with the Company as Vice Chairman and part-time Chief Financial Officer, Nino has been a principal stockholder of, and has served as an officer and/or director of certain other companies, including Biogress LLC, Nino Partners LLC, Pave Systems Inc., Ascend Mobility Inc., Quantum Biotech Inc (together, the, "Nino Affiliates");

         WHEREAS, Nino is a principal stockholder of the Company;

         WHEREAS, the Company is in the process of raising a minimum of $2,000,000 of Units (the "Minimum Offering") and a maximum of $3,500,000 of Units (the "Maximum Offering") (which may be increased by up to an additional $1,000,000) (the "Private Placement");

         WHEREAS, the Company and Nino have agreed that it is in the best interest of the Company to terminate Nino's employment with the Company;

         WHEREAS, the Company and Nino have agreed that Nino will continue to serve as Vice Chairman and as a member of the Board until at least the Company's consummation of the Maximum Offering;

         WHEREAS, the Company and Nino wish to set forth certain promises, agreements, and understandings in this Employment Separation and Release Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the Employer and Nino do hereby agree as follows:

         1. RESIGNATION. Nino hereby resigns his position as Chief Financial Officer of the Company as of July 15, 2004. Notwithstanding the foregoing, Nino shall be entitled to continue to serve as Vice Chairman of the Company until at least the consummation of the Maximum Offering.

         2. CONSIDERATION.

            (a) This Agreement is made and the release set forth in Sections 8(a) in order to induce Meyers Associates L.P. to represent the Company as its placement agent in the Private Placement and to complete the Private Placement.

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            (b) Except as  otherwise  specifically  provided in this  Agreement,
Nino hereby agrees that the Employer and its current and former parents, subsidiaries, and affiliates, if any, do not owe him now or through the conclusion of this Agreement any further employment compensation, remuneration, bonus, incentive, benefits, stock options, severance, commission or other employment payments covered under the Employment Agreement.

         3. RETURN OF PROPERTY. On or prior to the Effective Date of this Agreement, and except as provided elsewhere herein, Nino hereby agrees that he will use best efforts to return to the Employer any and all files or other property of the Employer and its current and former subsidiaries, parents, or other direct or indirect affiliates (said property includes, but is not limited to, files, purchase orders, financial reports, projections, forecasts, balance sheets, income statements, audited financial statements, total cost development budgets, actual or prospective purchaser or customer lists, written proposals and studies, plans, drawings, specifications, reports to creditors, books, accounts, reports to directors, minutes, resolutions, certificates, bank account numbers, passwords, credit cards, computers, cellular or other telephones, beepers, keys, deeds, contracts, office equipment and supplies, records, computer discs, etc.) without retaining any copies or extracts thereof; PROVIDED, HOWEVER, that Nino may continue to retain information and copies thereof that he and the Company shall mutually deem to be necessary in order for Nino to continue to perform his duties as the Company's Vice Chairman and a member of the Board; PROVIDED, FURTHER, HOWEVER, that Nino may continue to retain information and copies thereof that is/are public information or that are necessary to the enforcement of this Agreement.

         4. NON-DISPARAGEMENT. Each party, on behalf of himself/itself, his/its agents, attorneys, heirs, executors, administrators, and assigns, and its subsidiaries and affiliates agrees that he/it shall not at any time engage in any form of conduct, or make any statements or representations, that disparage or otherwise impair the reputation, goodwill, or commercial interests of the other party, its management, stockholders, subsidiaries, parents, and/or other direct or indirect affiliates. Notwithstanding anything to the contrary herein, the foregoing shall not apply to a response to such action of the other party, correct erroneous information, compliance with regulatory filings, legal proceedings, or a confidential communication with the communicating party's spouse, accountant or counsel. Nino shall be consulted about the description of his contributions to and employment by the Company appearing in the Company's Confidential Private Placement Memorandum, dated on or about August 16, 2004 (the "PPM").

         5. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Except with the prior written consent of the Company (which consent shall not be unreasonably withheld), Nino agrees not to disclose or cause to be disclosed in any way at any time to any person in any fashion any confidential, trade secret, or proprietary information or documents relating to the Company or his employment with the Company, including, but not limited to, financial information, information relating to business operations, services, promotional practices, relationships with customers, clients, or other third parties to which the Company provides services, suppliers, employees, independent contractors, or other parties, and any information which the Company is obligated to treat as confidential pursuant to any course of dealing with any agreement to which it is a party or otherwise bound; PROVIDED, HOWEVER, that the foregoing shall not apply to Nino in his capacity as a member of the Company's Board and Vice Chairman of the Company, which disclosures shall be made only in accordance with the Company's policies.

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

         6. COVENANTS OF NON-COMPETITION AND NON-SOLICITATION. Nino hereby acknowledges and agrees that Sections 7.2, 7.3 and 7.4 of that certain Confidentiality, Proprietary Information and Inventions Agreement, dated October 31, 2003, by and between the Company and Nino (the "Existing Agreement") shall survive for the periods set forth therein.

         7. INJUNCTIVE RELIEF. Nino acknowledges that and understands that any breach of Sections 5 or 6 of this Agreement will cause the Company great and irreparable harm, for which the Company will have no adequate remedy at law, and that in addition to all other rights and remedies that the Company may have, the Company shall be entitled to obtain injunctive relief and other equitable relief to prevent a breach of this Agreement.

         8. MUTUAL RELEASES

            (a)  Nino,  with the  intention  of  binding  himself,  his  agents, attorneys, heirs, executors, administrators and assigns, does hereby irrevocably and unconditionally forever release and discharge the Employer, and its current and former subsidiaries, parents, and other direct or indirect affiliates, as well as each of their respective stockholders, partners, heirs, executors, administrators, agents, employees, officers, directors, successors, insurers, assigns and attorneys, of and from any and all manner of actions, cause or causes of action, suits, debts, sums of money, costs, interests, attorneys' fees, liabilities, charges, claims, counterclaims and demands, whatsoever, in law or in equity or otherwise, that Nino now has or may have, whether mature, direct, derivative, subrogated, personal, assigned, both known and unknown, foreseen or unforeseen, contingent or actual, liquidated or unliquidated, arising out of his employment with the Employer, including but not limited to the termination of his employment with the Employer. The foregoing release of claims by Nino includes, but is not limited to, any and all claims under the Age Discrimination in Employment Act ("ADEA"), 29 U.S.C. ss 621 ET SEQ., the Americans with Disabilities Act ("ADA"), 42 U.S.C. ss 12101 ET SEQ., the Civil Rights Act of 1991, 42 U.S.C. ss 1981a ET SEQ., the Employee Retirement Income Security Act ("ERISA"), 29 U.S.C. ss 1001 ET SEQ., the Fair Labor Standards Act ("FLSA"), 29 U.S.C. ss 201 ET SEQ., the Family and Medical Leave Act ("FMLA"), Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss 2000e ET SEQ., or of any other similar federal, state, or municipal statutes or ordinances prohibiting discrimination or pertaining to employment, and any contract, tort, or common law theories with respect to Nino's hiring by the Employer, the terms and conditions of his employment with the Employer, or the termination of his employment with the Employer.

            (b) Only after the  Company  makes full  payments  to  Biogress  LLC pursuant to the terms of an Extension, Repayment and Forberance Agreement dated July 15, 2004 and to Ascend Mobility Inc pursuant to the terms of an Extension and Repayment Agreement dated July 15, 2004, Nino, with the intention of binding each of himself and the Nino Affiliate and their respective agents, attorneys, heirs, executors, administrators and assigns (together, the "Nino Releasors"), shall irrevocably and unconditionally forever release and discharge the Company, and its current and former subsidiaries, parents, and other direct or indirect affiliates, as well as each of their respective stockholders, partners, heirs, executors, administrators, agents, employees, officers, directors, successors, insurers, assigns and attorneys, of and from any and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, liens, judgments, executions, liabilities, responsibilities, claims and demands whatsoever, whether known or unknown, in contract, tort,

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

law, equity or otherwise, which any Nino Releasor ever had, now has, may have, or can have against the Company upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date of this Release.

            (c) The Company,  with the intention of binding itself,  its agents, stockholders, attorneys, officers, employees, directors, successors, insurers, and assigns (together, the "Company Releasors") does hereby irrevocably and unconditionally forever release and discharge Nino and each of the Nino Affiliates, and their respective heirs, executors, administrators, assigns, stockholders, partners, agents, employees, officers, directors, successors, insurers, and attorneys, of and from any and all manner of actions, cause and causes of action, suits, debts, dues, sums of money, costs, attorney's fees, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, liens, judgments, executions, liabilities, responsibilities, charges, claims, counterclaims and demands whatsoever, whether known or unknown, foreseen or unforeseen, contingent or actual, liquidated or unliquidated, in contract, tort, law, equity or otherwise, which the Company and any of the Company Releasors ever had, now has, may have, or can have against Nino or any of the Nino Affiliates upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date of this Release.

            (c) Notwithstanding any contrary provision contained in this Agreement, neither the releases set forth in paragraphs 8(a), 8(b) or 8(c) above, nor any other provision in this Agreement, is intended to, nor shall it/they affect the rights of either party to take whatever steps may be necessary to enforce the terms of this Agreement.

         9. MUTUAL INDEMNIFICATION.

            (a) Company hereby agrees to forever and for all time indemnify, defend and hold Nino and each of the Nino Affiliates and their respective heirs, stockholders, directors, officers, employees, partners, executors, administrators, and assigns, harmless from and against all liability, loss, costs, suits, claims, damages, expenses, judgments, awards, and settlements as well as attorneys' fees and expenses, personal or otherwise, whether in tort or in contract, law or equity, that it may incur by reason of or arising out of any claim made by any third party, with respect to Nino's employment by the Company in any capacity, provided that such actions were done in good faith and within the scope of Nino's employment. Indemnification shall include all costs, including actual attorneys' fees and expenses reasonably incurred in pursuing indemnity claims under or enforcement of this Agreement. Company further agrees to continue to indemnify Nino in his continued capacity as Vice Chairman and member of the Board of Directors.

            (b) Nino hereby agrees to forever and for all time indemnify, defend and hold the Company, its stockholders, directors, officers, employees, advisors, agents, partners, service providers and affiliate and their respective successors and assigns (together, the "Company Releasors"), harmless from and against all liability, loss, costs, suits, claims, damages, expenses, judgments, awards, and settlements as well as attorneys' fees and expenses, personal or otherwise, whether in tort or in contract, law or equity, that it may incur by reason of or arising out of any claim made by any third party, with respect to any willful misconduct, gross negligence or unlawful actions taken by Nino directly and independent of any willful misconduct, gross negligence or unlawful action taken by Company during his employment and

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within the scope of his  employment  with the Company  provided that the Company acted in good faith. Indemnification shall include all costs, including actual attorneys' fees and expenses reasonably incurred in pursuing indemnity claims under or enforcement of this Agreement.

         10. COOPERATION. In his capacity as Vice Chairman of the Board, Nino hereby undertakes and covenants to cooperate with the Company, as may reasonably requested by the Company, in connection with the Company's preparation of the PPM and related documents, instruments and agreements.

         11. ENTIRE AGREEMENT. The Employer and Nino, each represent and warrant that no promise or inducement has been offered or made except as herein set forth. Other than those sections of the Existing Agreement which shall survive as expressly stated herein, this Agreement is a complete and entire agreement and states fully all agreements, understandings, promises and commitments as between the Employer and Nino and as to the termination of their relationship; and except as expressly set forth to the contrary herein, this Agreement supersedes and cancels (i) that certain Employment Agreement, dated October 6, 2003, by and between the Company and Nino, and (ii) the Confidentiality, Proprietary Information and Inventions Agreement dated October 31, 2003; (iii) Technology Assignment Agreement dated October 31, 2003 and (iv) any other employment agreement that exist or may exist, whether written or orally, between the Company Nino. This Agreement may not be modified except by an instrument in writing signed by the party against whom the enforcement of any waiver, change, modification, or discharge is sought.

         12. NO PRIOR TRANSFER. Each party represents and warrants to the other that it has not sold, assigned, transferred, conveyed, or otherwise disposed of to any third party, by operation of law or otherwise, any action, cause of action, suit, debt, obligations, account, contract, agreement, covenant, guarantee, controversy, judgment, damage, claim, counterclaim, liability or demand of any nature whatsoever relating to any matter covered or released by this Agreement.

         13. ASSIGNABILITY, CHOICE OF LAW, JURISDICTION, VENUE. This Agreement is personal to Nino and he may not assign, pledge, delegate, or otherwise transfer any of his rights, obligations, or duties under this Agreement. This Agreement shall be governed by, construed in accordance with, and enforced pursuant to the laws of the State of Texas without regard to principles of conflict of laws. The parties hereto waive any defense of lack of jurisdiction or venue.

         14. DISPUTE RESOLUTIONS. Except for the right of the Company to apply for injunctive relief in accordance with Section 7 hereof, any dispute or claim arising out of, or in connection with, this Agreement shall be settled by the Company and Nino in good faith within thirty (30) days. If the parties are unable to resolve such dispute in such thirty (30)-day period, they shall submit the dispute to arbitration and such dispute shall be determined and settled solely and exclusively by binding arbitration conducted by the American
Arbitration Association (the "AAA"), or its successor, before a single arbitrator mutually agreed upon by the Company and Nino. Such arbitration shall be held in Dallas, Texas, and shall be conducted in accordance with the laws of the State of Texas and in accordance with the rules and regulations promulgated by the AAA unless specifically modified herein. The parties may attend any such arbitration in person, by telephonic conference or by proxy, so long as any such proxy shall be vested with the full authority to engage in all acts (other than providing testimony) necessary and usual in connection with such arbitration and to enter into any modifications, settlements and/or

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agreements in connection with such arbitration on behalf of the party appointing such proxy. The decision of the AAA may be entered in any court having competent jurisdiction and shall be final and binding upon the parties hereto, including the determination (which determination shall be requested as part of the submission to arbitration) of which party (if either) shall be deemed to be the prevailing party and which party (if either) shall be deemed to be the nonprevailing party for purposes of determining which party shall be liable to pay the fees, costs and expenses (including reasonably attorney's fees) incurred by the other party in connection with arbitrating such dispute.

         15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which together constitute one and the same instrument.

         16. NOTICES. Any notice to be given hereunder shall be delivered (a) in the case of the Employer, by first class mail, fax, or personal service, to Arthur Bollon, President, at 2100 Research Row, Suite 456, Dallas, TX 75234,
Fax: 972.620.9830 and (b) in the case of the Employee, delivered to him personally, or by first class mail to his last known residence address and fax:
972.701.8534. Notices served by mail shall be deemed given when received as evidence by a return receipt requested. Either party may change the address to which notices should be delivered by providing written notice of such change at any time.

         17. EFFECTIVE DATE. This Agreement shall become effective upon the eighth day after it is signed by Nino (the "Effective Date").

         18. MEANING OF SIGNING THIS AGREEMENT. By signing this Agreement, Nino expressly acknowledges and agrees that (a) he has had up to seven (7) days to carefully read and fully consider the terms of this Agreement; (b) he has been advised in writing to discuss this Agreement with an attorney before signing it;
(c) he has agreed to this Agreement knowingly and voluntarily and was not subjected to any undue influence or duress; (d) he may revoke his acceptance of this Agreement within seven (7) days after he signs it by sending written Notice of Revocation in accordance with the notice provisions hereof; and (e) on the eighth (8th) day after he signs this Agreement, this Agreement becomes effective and enforceable.

         19. GOOD FAITH AGREEMENT: This agreement is entered in good faith between Company and Nino and this Agreement will not be construed against the drafter.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Employment Separation Agreement and Release as of the day and year set forth below.

HEMOBIOTECH, INC.

By: /s/ Arthur Bollon                          /s/ Ghassan Nino
    --------------------------                 ---------------------------------
Name:  Arthur Bollon                           Ghassan Nino, for himself and on
Title: President and CEO                       behalf of each Nino Affiliate

Dated as of: July 15, 2004                     Dated as of: July 15, 2004



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